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                                                                       EXHIBIT 5


            OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

                                 July 24, 1998

P-COM, Inc.
3175 S. Winchester Blvd.
Campbell, CA  95008

            Re: P-COM, Inc. - Registration Statement for Offering of an
                Aggregate of 3,750,000 Shares of Common Stock
                -------------------------------------------------------

Dear Ladies and Gentlemen:

  We have acted as counsel to P-COM, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) an additional 3,500,000 shares of the Company's common stock for issuance under the Company's 1995 Stock Option/Stock Issuance Plan (the "Option Plan") and (ii) 250,000 shares of the Company's common stock for issuance under the Company's Employee Stock Purchase Plan (the "Purchase Plan").

  This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the Option Plan and of the Purchase Plan. Based on such review, we are of the opinion that, if, as and when the shares of the Company's common stock are issued and sold (and the consideration therefor received) pursuant to (a) the provisions of option agreements duly authorized under the Option Plan and/or the Purchase Plan and in accordance with the Registration Statement, or (b) duly authorized direct stock issuances in accordance with the Option Plan and/or Purchase Plan and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and nonassessable.

  We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

  This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Option Plan, the Purchase Plan, or the shares of the Company's common stock issuable under such plans or options.

                Very truly yours,


                /s/ BROBECK, PHLEGER & HARRISON LLP
                _______________________________________
                BROBECK, PHLEGER & HARRISON LLP